EXHIBIT 99

                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

     The undersigned, Isaac Nussen and George Weisz, hereby jointly certify as follows:

     a. They are the Chief Executive Officer and the Chief Financial Officer, respectively, of MSM Jewelry Corp. (the "Company");

     b. To the best of their knowledge, the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 (the "Report") complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

     c. To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period certified.

                                           By: /s/  Isaac  Nussen
                                               -----------------------------
                                           Isaac  Nussen
                                           President  and  Chief Executive
                                           Officer

                                           Date:  September  11,  2002

                                           By: /s/  George Weisz
                                               -----------------------------
                                           George Weisz
                                           Chief Financial Officer

                                           Date:  September  11,  2002